Exhibit 99.1
August 17, 2016
For 6:00 am ET Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason	Colleen Penhall
	704-758-2033	704-758-2958
	tiffany.l.mason@lowes.com	colleen.b.penhall@lowes.com

LOWE’S REPORTS SECOND QUARTER SALES AND EARNINGS RESULTS
-- Loss on Foreign Currency Hedge Impacts Diluted Earnings Per Share by $0.06 --

MOORESVILLE, N.C. – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $1.2 billion for the quarter ended July 29, 2016, a 3.7 percent increase over the same period a year ago. Diluted earnings per share increased 9.2 percent to $1.31 from $1.20 in the second quarter of 2015. For the six months ended July 29, 2016, net earnings increased 14.0 percent from the same period a year ago to $2.1 billion, and diluted earnings per share increased 20.5 percent to $2.29.

The second quarter results include a loss on a foreign currency hedge entered into in advance of the company’s acquisition of RONA, inc. (RONA), which decreased pre-tax earnings for the second quarter by $84 million and diluted earnings per share by $0.06. The six month period includes a net gain on the settlement of the foreign currency hedge, which increased pre-tax earnings by $76 million and diluted earnings per share by $0.05.

Sales for the second quarter increased 5.3 percent to $18.3 billion from $17.3 billion in the second quarter of 2015, and comparable sales increased 2.0 percent. For the six month period, sales were $33.5 billion, a 6.4 percent increase over the same period a year ago, and comparable sales increased 4.4 percent. Comparable sales for the U.S. home improvement business increased 1.9 percent for the second quarter and 4.4 percent for the six month period.

“We delivered solid results for the first half of the year, in line with our expectations,” commented Robert A. Niblock, Lowe’s chairman, president and CEO. “We believe we are well positioned to capitalize on a favorable macroeconomic backdrop for home improvement in the second half of this year as we continue to execute on our strategic priorities to provide better omni-channel experiences, deepen our relationships with professional customers, and drive productivity and profitability.

“I would like to express my appreciation for our employees’ unwavering commitment to serving customers, enabling us to provide inspiration and support whenever and wherever they shop and positioning Lowe’s as the project authority in our industry,” Niblock added. “We are also very pleased to welcome RONA’s talented team into the Lowe’s family following the completion of the acquisition on May 20, 2016.”

Delivering on its commitment to return excess cash to shareholders, the company repurchased $1.2 billion of stock under its share repurchase program and paid $251 million in dividends in the second quarter. For the six month period, the company repurchased $2.4 billion of stock under its share repurchase program and paid $506 million in dividends.

As of July 29, 2016, Lowe’s operated 2,108 home improvement and hardware stores in the United States, Canada and Mexico representing 211.9 million square feet of retail selling space.

A conference call to discuss second quarter 2016 operating results is scheduled for today (Wednesday, August 17) at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Second Quarter 2016 Earnings Conference Call Webcast. Supplemental slides will be available fifteen minutes prior to the start of the conference call. A replay of the call will be archived on Lowes.com/investor until November 15, 2016.

Lowe’s Business Outlook
The company is updating its Fiscal Year 2016 Business Outlook to reflect the impact of the acquisition of RONA, which was completed in May 2016. There have been no other changes to the Business Outlook presented below.

Fiscal Year 2016 -- a 53-week Year (comparisons to fiscal year 2015 -- a 52-week year; based on U.S. GAAP unless otherwise noted)

•	Total sales are expected to increase approximately 10 percent, including the 53rd week

•	The 53rd week is expected to increase total sales by approximately 1.5 percent

•	Comparable sales are expected to increase approximately 4 percent

•	The company expects to add approximately 45 home improvement and hardware stores.

•	Earnings before interest and taxes as a percentage of sales (operating margin) are expected to increase approximately 50 basis points.[1]

•	The effective income tax rate is expected to be approximately 38.1%.

•	Diluted earnings per share of approximately $4.06 are expected for the fiscal year ending February 3, 2017.

[1]
Operating margin growth excludes the net gain on the settlement of the foreign currency hedge entered into in advance of the company’s acquisition of RONA, as well as the impact of the non-cash impairment charge the company recognized in the fourth quarter of 2015 in connection with its decision to exit its joint venture with Woolworths Limited in Australia.

Cautionary Note Regarding Forward-Looking Statements
This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity” and similar expressions are forward-looking statements. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements about future financial and operating results, Lowe’s plans, objectives, expectations and intentions, expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, Lowe’s strategic initiatives, including those regarding the acquisition by Lowe’s Companies, Inc. of RONA, inc. and the expected impact of the transaction on Lowe’s strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing and other statements that are not historical facts.  Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors that can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, such as a demographic shift from single family to multi-family housing, a reduced rate of growth in household formation, and slower rates of growth in housing renovation and repair activity, as well as uneven recovery in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes necessary to realize the benefits of our strategic initiatives focused on omni-channel sales and marketing presence and enhance our efficiency; (iii) attract, train, and retain highly-qualified associates; (iv) manage our business effectively as we adapt our traditional operating model to meet the changing expectations of our customers; (v) maintain, improve, upgrade and protect our critical information systems from data security breaches and other cyber threats; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax or environmental issues; (ix) positively and effectively manage our public image and reputation and respond appropriately to unanticipated failures to maintain a high level of product and service quality that could result in a negative impact on customer confidence and adversely affect sales; and (x) effectively manage our relationships with selected suppliers of brand name products and key vendors and service providers, including third party installers. In addition, we could experience additional impairment losses if either the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values, or we are required to reduce the carrying amount of our investment in certain unconsolidated entities that are accounted for under the equity method. With respect to the acquisition of RONA, potential risks include the effect of the transaction on Lowe’s and RONA’s strategic relationships, operating results and businesses generally; our ability to integrate personnel, labor models, financial, IT and others systems successfully; disruption of our ongoing business and distraction of management; hiring additional management and other critical personnel; increasing the scope geographic diversity and complexity of our operations; significant transaction costs or unknown liabilities; and failure to realize the expected benefits of the transaction.

For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC.

The forward-looking statements contained in this news release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and in the “Risk Factors” included in our most recent Annual Report on Form 10-K and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events, or otherwise.

Lowe’s Companies, Inc.
Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving more than 17 million customers a week in the United States, Canada and Mexico. With fiscal year 2015 sales of $59.1 billion, Lowe’s and its related businesses operate or service more than 2,355 home improvement and hardware stores and employ over 285,000 employees. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.

###

Lowe’s Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three months ended				Six months ended
	July 29, 2016		July 31, 2015		July 29, 2016		July 31, 2015
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$18,260	100.00	$17,348	100.00	$33,494	100.00	$31,478	100.00
Cost of sales	11,972	65.56	11,367	65.53	21,868	65.29	20,486	65.08
Gross margin	6,288	34.44	5,981	34.47	11,626	34.71	10,992	34.92
Expenses:
Selling, general and administrative	3,871	21.20	3,634	20.94	7,265	21.69	7,047	22.39
Depreciation	366	2.00	375	2.16	723	2.16	741	2.35
Interest - net	166	0.91	133	0.77	323	0.96	267	0.85
Total expenses	4,403	24.11	4,142	23.87	8,311	24.81	8,055	25.59
Pre-tax earnings	1,885	10.33	1,839	10.60	3,315	9.90	2,937	9.33
Income tax provision	718	3.94	713	4.11	1,264	3.78	1,138	3.62
Net earnings	$1,167	6.39	$1,126	6.49	$2,051	6.12	$1,799	5.71

Weighted average common shares outstanding - basic	883		931		890		940
Basic earnings per common share (1)	$1.32		$1.20		$2.29		$1.90
Weighted average common shares outstanding - diluted	885		933		892		942
Diluted earnings per common share (1)	$1.31		$1.20		$2.29		$1.90
Cash dividends per share	$0.35		$0.28		$0.63		$0.51

Retained Earnings
Balance at beginning of period	$7,074		$9,085		$7,593		$9,591
Net earnings	1,167		1,126		2,051		1,799
Cash dividends	(309)		(260)		(560)		(478)
Share repurchases	(1,093)		(1,418)		(2,245)		(2,379)
Balance at end of period	$6,839		$8,533		$6,839		$8,533

(1)
Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $1,162 million for the three months ended July 29, 2016 and $1,121 million for the three months ended July 31, 2015. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $2,043 million for the six months ended July 29, 2016 and $1,790 million for the six months ended July 31, 2015.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three months ended				Six months ended
	July 29, 2016		July 31, 2015		July 29, 2016		July 31, 2015
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$1,167	6.39	$1,126	$6.49	$2,051	6.12	$1,799	5.71
Foreign currency translation adjustments - net of tax	(56)	(0.30)	(229)	(1.32)	27	0.09	(207)	(0.66)
Other comprehensive income/(loss)	(56)	(0.30)	(229)	(1.32)	27	0.09	(207)	(0.66)
Comprehensive income	$1,111	6.09	$897	$5.17	$2,078	6.21	$1,592	5.05

Lowe’s Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		July 29, 2016	July 31, 2015	January 29, 2016
Assets
Current assets:
Cash and cash equivalents		$1,988	$901	$405
Short-term investments		168	188	307
Merchandise inventory - net		10,604	9,704	9,458
Other current assets		591	322	391
Total current assets		13,351	11,115	10,561
Property, less accumulated depreciation		20,274	19,751	19,577
Long-term investments		604	412	222
Deferred income taxes - net		250	254	241
Goodwill		1,074	154	154
Other assets		918	1,050	511
Total assets		$36,471	$32,736	$31,266

Liabilities and equity
Current liabilities:
Short-term borrowings		$—	$—	$43
Current maturities of long-term debt		1,193	1,014	1,061
Accounts payable		7,696	7,123	5,633
Accrued compensation and employee benefits		750	667	820
Deferred revenue		1,285	1,146	1,078
Other current liabilities		2,259	2,191	1,857
Total current liabilities		13,183	12,141	10,492
Long-term debt, excluding current maturities		14,618	10,336	11,545
Deferred revenue - extended protection plans		744	739	729
Other liabilities		904	833	846
Total liabilities		29,449	24,049	23,612

Equity:
Preferred stock - $5 par value, none issued		—	—	—
Common stock - $0.50 par value;
Shares issued and outstanding
July 29, 2016	881
July 31, 2015	928
January 29, 2016	910	440	464	455
Capital in excess of par value		—	—	—
Retained earnings		6,839	8,533	7,593
Accumulated other comprehensive loss		(366)	(310)	(394)
Total Lowe’s Companies, Inc. shareholders’ equity		6,913	8,687	7,654
Noncontrolling interest		109	—	—
Total equity		7,022	8,687	7,654
Total liabilities and equity		$36,471	$32,736	$31,266

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Six Months Ended
	July 29, 2016	July 31, 2015
Cash flows from operating activities:
Net earnings	$2,051	$1,799
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	778	791
Deferred income taxes	(25)	(102)
(Gain)/Loss on property and other assets - net	(51)	17
Loss on equity method investments	5	31
Share-based payment expense	49	57
Changes in operating assets and liabilities:
Merchandise inventory - net	(310)	(804)
Other operating assets	84	27
Accounts payable	1,723	2,005
Other operating liabilities	324	343
Net cash provided by operating activities	4,628	4,164

Cash flows from investing activities:
Purchases of investments	(675)	(488)
Proceeds from sale/maturity of investments	431	366
Capital expenditures	(490)	(570)
Contributions to equity method investments - net	—	(39)
Proceeds from sale of property and other long-term assets	17	20
Purchases of derivative instruments	(103)	—
Proceeds from settlement of derivative instruments	179	—
Acquisition of business - net	(2,284)	—
Other - net	(9)	(25)
Net cash used in investing activities	(2,934)	(736)

Cash flows from financing activities:
Net change in short-term borrowings	(44)	—
Net proceeds from issuance of long-term debt	3,267	—
Repayment of long-term debt	(495)	(31)
Proceeds from issuance of common stock under share-based payment plans	82	62
Cash dividend payments	(506)	(440)
Repurchase of common stock	(2,454)	(2,629)
Other - net	40	50
Net cash used in financing activities	(110)	(2,988)

Effect of exchange rate changes on cash	(1)	(5)

Net increase in cash and cash equivalents	1,583	435
Cash and cash equivalents, beginning of period	405	466
Cash and cash equivalents, end of period	$1,988	$901